Exhibit 99.1

DPW Holdings’ Coolisys Power Electronics Business Announces New Hybrid AC and DC Electric Vehicle Charger

Single Charging Station Will Produce Both Level 2 AC Charging and Level 3 DC Fast Charging

Newport Beach, CA, October 2, 2020 -- DPW Holdings, Inc. (NYSE American: DPW) a diversified holding company (“DPW,” or the “Company”), announced that its power electronics business, Coolisys Technologies Corp. (“Coolisys”), is introducing a new hybrid alternating current (“AC”) and direct current (“DC”) electric vehicle (“EV”) charger. The new hybrid EV charger is a single charging station that produces both an AC and a DC charge and includes multiple charging configurations, including a level 2 AC charging plug, compatible with the J1772 standard, and two level 3 DC fast charging plugs compatible with the CCS1 and CHAdeMO standards. This unique hybrid configuration can charge virtually any type of electrical vehicles, such as, Honda, Nissan, Mitsubishi, Toyota, Kia, Subaru, Ford, General Motors, Volkswagen, Audi, Jaguar and Tesla (with the appropriate Tesla charging adapter).

Coolisys’ new EV charger product line features a user-friendly interface displayed on a large touchscreen, advanced user authentication, and provides wired or wireless connectivity for communication with a central office to facilitate charging status updates in addition to remote assistance and software updates.

Coolisys’ President and CEO, Amos Kohn said, “We are pleased to announce the introduction of the new hybrid EV charger to our growing EV charger product line. The new hybrid EV charger provides flexibility as it will produce both an AC and DC charge and is compatible with the J1772, CCS1 and CHAdeMO standards. We believe our expanded product line is well positioned to address the expected rapid expansion of infrastructure required to support broad adoption of electric vehicles globally.”

For more information on DPW Holdings and its subsidiaries, the Company recommends that stockholders, investors and any other interested parties read the Company’s public filings and press releases available under the Investor Relations section at www.DPWHoldings.com or available at www.sec.gov.

About Coolisys Technologies Corp.

Coolisys and its portfolio companies and divisions are primarily engaged in the design and manufacture of innovative, feature rich, and top-quality power products for mission critical applications in the harshest environments and life-saving, life sustaining applications across diverse markets including defense-aerospace, medical-healthcare, industrial-telecommunications, and automotive. Coolisys’ headquarters are located at 1635 South Main Street, Milpitas, CA 95035; www.Coolisys.com.

About DPW Holdings, Inc.

DPW Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, the Company provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, telecommunications, medical, and textiles. In addition, the Company extends credit to select entrepreneurial businesses through a licensed lending subsidiary. DPW’s headquarters are located at 201 Shipyard Way, Suite E, Newport Beach, CA 92663; www.DPWHoldings.com.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.DPWHoldings.com.

Contacts:

IR@DPWHoldings.com or 1-888-753-2235